UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Howard Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

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Dear Howard Bancorp, Inc. Stockholder:

The 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Howard Bancorp, Inc. will be held at 11:30 A.M., local time, on May 28, 2014 at Howard Bancorp’s corporate offices located at 6011 University Boulevard, Suite 370, Ellicott City, MD.

The Annual Meeting is for the purpose of considering and acting upon:

1. the election of three directors of Howard Bancorp to serve for a three-year period,

2. a non-binding advisory proposal to approve the compensation of our named executive officers,

3. the ratification of the appointment of Stegman & Company as Howard Bancorp’s independent registered public accounting firm for 2014, and such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other such business. Stockholders of record at the close of business on April 10, 2014 are the stockholders entitled to vote at the Annual Meeting.

Your Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

You may access the following proxy materials on the Internet at http://www.cfpproxy.com/5947

(i)       Notice of the Annual Meeting;

(ii)      The 2013 Annual Report to Stockholders;

(iii)     The Annual Meeting Proxy Statement; and

(iv)     A form of proxy card for the Annual Meeting.

If you would like a paper or email copy of the proxy materials and a proxy card mailed to you, you may request one:

• by calling 800-951-2405 (please have your Stockholder Control Number, which is printed at the bottom of this notice); or

• by sending an email to fulfillment@rtco.com and by inserting your Stockholder Control Number in the subject line; or

• by making your request online at http://www.cfpproxy.com/5947 and inserting your Stockholder Control Number when prompted.

You will have the opportunity to make your request for paper or email copies apply to all future annual stockholder meetings (which you may later revoke at any time) or only for the Annual Meeting.

You may vote by Internet, by phone, by mail or in person. If you wish to vote by Internet or by phone, you will need your Stockholder Control Number, which can be found in the bottom right hand corner of this notice and the web address and/or toll-free phone number below. No other personal information will be required in order to vote in this manner. If you request a paper copy of the proxy materials and the proxy card in accordance with the instructions below and wish to vote by mail, simply cast your vote on the proxy card and sign and return it in the accompanying Business Reply Envelope. You may also vote in person at the Annual Meeting. If you wish to vote in person at the Annual Meeting, you will need personal identification and, unless you are a registered holder of Common Stock, evidence of your ownership of Howard Bancorp, Inc. Common Stock as of the close of business on the record date. We ask that you cast your vote promptly. Thank you for your continued support!

If you want to receive a paper or email copy of these documents, you can request one at any time. There is no charge to you for requesting a copy. Please make your request for a copy of these reports by May 14, 2014 to ensure delivery before the Annual Meeting.

Stockholder Control Number

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 28, 2014

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Annual Meeting Proxy Statement and 2013 Annual Report to Stockholders are available at http://www.cfpproxy.com/5947. If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in this notice on or before May 14, 2014 to facilitate timely delivery.